As filed with the U.S. Securities and Exchange Commission on July 19, 2022

Registration No. 333-258418

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-1 on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WHEELS UP EXPERIENCE INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1557048
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

601 West 26th Street

New York, NY 10001

(212) 257-5252

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laura Heltebran, Esq.

Chief Legal Officer

601 West 26th Street

New York, NY 10001

(212) 257-5252

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Heller, Esq.

Jeremiah G. Garvey, Esq.

Seth H. Popick, Esq.

Cozen O’Connor P.C.

One Liberty Place

1650 Market Street

Suite 2800

Philadelphia, Pennsylvania 19103

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 3, 2021, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-258418), which was subsequently amended on August 23, 2021 and August 24, 2021 and declared effective by the U.S. Securities and Exchange Commission (“SEC”) on August 24, 2021 and further amended by that certain Post-Effective Amendment No. 1 filed on March 14, 2022, which was declared effective by the SEC on March 21, 2022 (as amended, the “Registration Statement”).

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 (“Post Effective Amendment No. 2”) is being filed by Wheels Up Experience Inc. to convert the registration statement on Form S-1 into a registration statement on Form S-3.

No additional securities are being registered under this Post Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 19, 2022

PRELIMINARY PROSPECTUS

Wheels Up Experience Inc.

193,195,497 Shares Class A Common Stock

4,529,950 Warrants to Purchase Class A Common Stock

12,521,494 Shares of Class A Common Stock Underlying Warrants

This prospectus relates to (i) the resale of up to 138,195,497 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) issued in connection with the Mergers (as defined below) by certain of the selling securityholders named in this prospectus (each a “selling securityholder” and collectively, the “selling securityholders”); (ii) the resale of up to 55,000,000 shares of Class A common stock (the “PIPE shares”) issued in the PIPE Investment (as defined below) by certain of the selling securityholders; and (iii) the resale of up to 4,529,950 warrants (the “private placement warrants”) to purchase shares of Class A common stock originally issued to Aspirational Consumer Lifestyle Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”) in a private placement.

This prospectus also relates to the issuance by us of up to (i) 4,529,950 shares of Class A common stock that are issuable by us upon the exercise of the private placement warrants; and (ii) 7,991,544 shares of Class A common stock that are issuable by us upon the exercise of 7,991,544 warrants that were previously registered by the holders thereof (the “public warrants” and together with the private placement warrants, the “warrants”).

On July 13, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 1, 2021, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021 (the “Merger Agreement”), by and among Aspirational Consumer Lifestyle Corp. (“Aspirational” and, after the Domestication as described below, “Wheels Up Experience Inc.” or “Wheels Up”), Wheels Up Partners Holdings LLC, a Delaware limited liability company (“WUP”), KittyHawk Merger Sub LLC, a Delaware limited liability corporation and a direct wholly owned subsidiary of Aspirational (“Merger Sub”), Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Aspirational (“Blocker Sub”), the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement). As contemplated by the Merger Agreement, Aspirational filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Aspirational was domesticated and continues as a Delaware corporation, changing its name to “Wheels Up Experience Inc.” (the “Domestication”). Further, on July 13, 2021 following the Domestication, as contemplated by the Merger Agreement, we consummated the merger transactions contemplated by the Merger Agreement, whereby (i) the Blockers simultaneously merged with and into the respective Blocker Merger Subs, with the Blockers surviving each merger as wholly owned subsidiaries of Aspirational (the “First Step Blocker Mergers”), thereafter, the surviving Blockers simultaneously merged with and into Blocker Sub, with Blocker Sub surviving each merger (the “Second Step Blocker Mergers”), and (iii) thereafter, Merger Sub merged with and into WUP, with WUP surviving the merger and Aspirational as its managing member (the “Company Merger” and collectively with the First Step Blocker Mergers and the Second Step Blocker Mergers, the “Mergers” and, together with the Domestication, the “Business Combination”).

We are registering the resale of shares of Class A common stock and warrants as required by (i) an amended and restated registration rights agreement, dated as of July 13, 2021 (the “Registration Rights Agreement”), entered into by and among Wheels Up, the Sponsor, certain equityholders of WUP, Leo Austin, Neil Jacobs, Frank Newman and the other parties thereto; (ii) the subscription agreements (collectively, the “PIPE Subscription Agreements”) entered into with certain investors (collectively, the “PIPE Investors”) pursuant to which the PIPE Investors agreed to purchase, in the aggregate, 55,000,000 shares of Class A common stock at $10.00 per share for an aggregate commitment amount of $550,000,000 (the “PIPE Investment”) and which was consummated substantially concurrently with the Closing; and (iii) the warrant agreement, dated as of September 25, 2020 (the “warrant agreement”), entered into between Aspirational and Continental Stock Transfer & Trust Company, as warrant agent (“Continental”).

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales, but we will receive the proceeds from the exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of any of the securities. See “Plan of Distribution”.

Our Class A common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “UP.” Our public warrants are traded on the NYSE under the symbol “UP WS” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants. On July 18, 2022, the last reported sale price of our Class A common stock was $2.07 per share and the last reported sale price of our public warrants was $0.2501 per warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus, filed with the SEC. Neither we nor the selling securityholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

Neither we nor the selling securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither we nor the selling securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such selling securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of any warrants. We will receive proceeds from any exercise of the warrants for cash.

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in or incorporated into, this prospectus or the registration statement of which this prospectus is a part. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Information Incorporated by Reference.” To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context otherwise requires, references in this prospectus to the “Company,” “WUP,” “Wheels Up,” “we,” “us” or “our” refers to Wheels Up Partners Holdings LLC, a Delaware limited liability company, and its consolidated subsidiaries prior to the consummation of the Business Combination (the “Closing,” and such date of the consummation of the Business Combination, the “Closing Date”) and to Wheels Up Experience Inc. and its consolidated subsidiaries following the Business Combination. References to “Aspirational” refer to our predecessor company prior to the consummation of the Business Combination.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This prospectus contains some of our trademarks, service marks and trade names, including, among others, Wheels Up. Each one of these trademarks, service marks or trade names is either (1) our registered trademark, (2) a trademark for which we have a pending application, or (3) a trade name or service mark for which we claim common law rights. All other trademarks, trade names or service marks of any other company appearing in this prospectus belong to their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are presented without the TM, SM and ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our respective rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains or incorporates by reference certain estimates, projections and other information concerning our industry, our business and the markets for our services and products, which are based on publicly available information, industry publications and surveys, reports from government agencies (such as the FAA), reports by market participants and research firms and the independent sources listed below, as well as our own estimates, forecasts and projections based on our management’s knowledge of and experience in the market sector in which we compete. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in or incorporated into the section titled “Risk Factors.”

Certain information regarding members contained in or incorporated herein this prospectus is based on internal surveys and studies we conduct and has not been verified by a third party.

Certain monetary amounts, percentages and other figures included in this prospectus or incorporated herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up Experience Inc. regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry and (iv) Wheels Up’s ability to attract and retain customers. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. These risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to successfully implement our growth strategies;
•	our ability to expand existing products and service offerings or launch new products and service offerings;
•	our ability to achieve or maintain profitability in the future;
•	geopolitical events and general economic conditions;
•	our ability to grow complementary products and service offerings;
•	our ability to adequately integrate past and future acquisitions into our business;
•	our ability to respond to decreases in demand for private aviation services and changes in customer preferences;
•	our ability to operate in a competitive market;
•	the impact of the COVID-19 pandemic on our business and financial condition;
•	our ability to retain or attract key employees or other highly qualified personnel;
•	our ability to obtain or maintain adequate insurance coverage;
•	our ability to build and maintain strong brand identity for our products and services and expand our customer base;
•	our ability to respond to a failure in our technology to operate our business;
•	our ability to obtain financing or access capital markets in the future;
•	our ability to respond to regional or general downturns or severe weather or catastrophic occurrences or other disruptions or events;
•	our ability to respond to losses and adverse publicity stemming from accidents involving our aircraft;
•	our ability to respond to existing or new adverse regulations or interpretations thereof;
•	our ability to successfully defend litigation or investigations;
•	the impact of changes in U.S. tax laws;
•	our ability to recognize the anticipated benefits of the Business Combination;
•	our public securities’ potential liquidity and trading; and
•	other factors detailed under the section entitled “Risk Factors”.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

You should read this prospectus and the documents that we incorporate by reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

CERTAIN DEFINED TERMS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•	“Aspirational” are to Aspirational Consumer Lifestyle Corp. prior to its domestication as a corporation in the State of Delaware;
•	“Aspirational Class A ordinary shares” are to Aspirational’s Class A ordinary shares, par value $0.0001 per share; “Aspirational Class B ordinary shares” are to Aspirational’s Class B ordinary shares, par value $0.0001 per share;
•	“Blocker Sub” are to Wheels Up Blocker Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Aspirational;
•	“Board” are to the board of directors of Wheels Up;
•	“Business Combination” are to the Domestication together with the Mergers;
•	“Bylaws” are to the bylaws of Wheels Up;
•	“Cayman Constitutional Documents” are to Aspirational’s Amended and Restated Memorandum and Articles of Association (as amended from time to time);
•	“Certificate of Incorporation” are to the certificate of incorporation of Wheels Up;
•	“Citizen of the United States” or “U.S. Citizen” are to the meanings of such terms set forth in Title 49, U.S. Code, Section 40102 and administrative interpretations thereof issued by the Department of Transportation or its predecessor or successors, or as the same may be from time to time amended;
•	“Closing” are to the closing of the Business Combination;
•	“Closing Date” are to the date on which the Closing occurred or July 13, 2021.
•	“Class A common stock” are to shares of our Class A common stock, par value $0.0001 per share, which are entitled to one vote per share;
•	“Company,” “we,” “us” and “our” are to Aspirational prior to its domestication as a corporation in the State of Delaware and to Wheels Up after its domestication as a corporation incorporated in the State of Delaware, unless otherwise indicated in this prospectus;
•	“Company Merger” are to the merger of Merger Sub with and into WUP, with WUP surviving the merger with Aspirational as its managing member;
•	“Continental” are to Continental Stock Transfer & Trust Company;
•	“COVID-19” are to SARS-CoV-2 or COVID-19, and any evolutions or variations thereof;
•	“Delta” are to Delta Air Lines, Inc.;
•	“DGCL” are to the General Corporation Law of the State of Delaware;
•	“Earnout Shares” are to shares of Class A common stock that former WUP equityholders will have the right to receive, including profits interests holders and restricted interest holders, but excluding option holders, through the issuance of Wheels Up EO Units (as defined in the Merger Agreement) that upon vesting may become exchangeable for, up to an aggregate of 9,000,000 additional shares of Class A common stock in three equal tranches which are issuable upon the achievement of share price thresholds for Class A common stock of $12.50, $15.00 and $17.50, respectively;
•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•	“FAA” are to the Federal Aviation Administration;
•	“First Step Blocker Mergers” are to the simultaneous mergers of the Blockers with and into the respective Blocker Merger Subs, with the Blockers surviving each merger as wholly owned subsidiaries of Aspirational;
•	“initial public offering” are to Aspirational’s initial public offering that was consummated on September 25, 2020;
•	“IPO Registration Statement” are to the Registration Statement on Form S-1 (333-248592) filed by Aspirational in connection with its initial public offering, which became effective on September 22, 2020;
•	“Merger Agreement” are to the Agreement and Plan of Merger, dated as of February 1, 2021, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021, by and among Aspirational, WUP, Merger Sub, Blocker Sub, the Blocker Merger Subs (as defined in the Merger Agreement) and the Blockers (as defined in the Merger Agreement);
•	“Merger Sub” are to KittyHawk Merger Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Aspirational;
•	“Mergers” are to the First Step Blocker Mergers, the Second Step Blocker Mergers and the Company Merger, collectively;
•	“NYSE” are to the New York Stock Exchange;
•	“ordinary shares” are to the Aspirational Class A ordinary shares and the Aspirational Class B ordinary shares, collectively;
•	“Organizational Documents” are to the Certificate of Incorporation and the Bylaws;
•	“Person” are to any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“PIPE Investment” are to the purchase of shares of our Class A common stock pursuant to the PIPE Subscription Agreements;
•	“PIPE Shares” are shares of Class A common stock issued in the PIPE Investment;
•	“PIPE Subscription Agreements” are to the subscription agreements pursuant to which the PIPE Investment was consummated;
•	“PI units” are profits interests units which are subdivided into separate series designations which correspond to the respective series of WUP Profits Interests;
•	“private placement warrants” are to the Aspirational private placement warrants outstanding as of the date of this prospectus and the warrants of Wheels Up issued as a matter of law upon the conversion thereof at the time of the Domestication;
•	“public warrants” are to the redeemable warrants (including those that underlie the units) that were offered and sold by Aspirational in its initial public offering and registered pursuant to the IPO Registration Statement or the redeemable warrants of Wheels Up issued as a matter of law upon the conversion thereof at the time of the Domestication, as context requires;
•	“redemption” are to each redemption of public shares for cash pursuant to the Cayman Constitutional Documents and the Organizational Documents;
•	“Registration Rights Agreement” are to the Amended and Restated Registration Rights Agreement dated as of July 13, 2021, by and among Wheels Up, the Sponsor, certain former equityholders of WUP and the other parties thereto;
•	“SEC” are to the U.S. Securities and Exchange Commission;
•	“Second Step Blocker Mergers” are to the mergers of the surviving Blockers with and into Blocker Sub, with Blocker Sub surviving each Merger;
•	“selling securityholder” are certain of the selling securityholders named in this prospectus;
•	“special missions” are to our government, defense and emergency and medical transport businesses;
•	“Sponsor” are to Aspirational Consumer Lifestyle Sponsor LLC, a Cayman Islands limited liability company;
•	“U.S.” or “United States” are to the United States of America;
•	“warrants” are to the public warrants and the private placement warrants;
•	“Wheels Up” are to Aspirational after the Domestication and/or the Business Combination, including after its name change from Aspirational Consumer Lifestyle Corp. to “Wheels Up Experience Inc.,” as applicable, and inclusive of its consolidated subsidiaries; and
•	“WUP” are to Wheels Up Partners Holdings LLC and its consolidated subsidiaries prior to the Business Combination.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the consolidated financial statements and the related notes included in this prospectus and the information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Overview

Wheels Up is the leading provider of “on demand” private aviation in the U.S. and one of the largest private aviation companies in the world. Our mission is to connect flyers to private aircraft — and one another — to deliver exceptional, personalized experiences.

Wheels Up is pioneering data and technology-driven solutions that connect consumers to safety-vetted and verified private aircraft. Our offerings consist of a suite of products and services, that include multi-tiered membership programs, on-demand flights across all private aircraft cabin categories, aircraft management, retail and wholesale charter, whole aircraft acquisitions and sales, corporate flight solutions, special missions, signature events and experiences, and commercial travel benefits through our strategic partnership with Delta. We believe our diversified marketplace platform offers a solution for market participants, from aircraft owners and operators to individual and corporate flyers across a wide range of flight needs.

We are focused on making private aviation more accessible and significantly expand our total addressable market. We believe a user-friendly, transparent “search, book and fly” digital experience will remove friction points for new entrants to private aviation as well as appeal to those who currently use more analog and opaque competitive options. We also believe that many of these customers, once exposed to the Wheels Up experience and brand ecosystem, will, over time, become an important part of our member community. Our members are expected to be a critical component of our business and brand, and we remain committed to continuing to deliver for them on our promise of value, service and experience.

Corporate Information

Aspirational was incorporated on July 7, 2020 as a special purpose acquisition company and a Cayman Islands exempted company under the name Aspirational Consumer Lifestyle Corp. On September 25, 2020, Aspirational completed its initial public offering. On July 13, 2021, Aspirational consummated the Business Combination with WUP pursuant to the Merger Agreement. In connection with the Business Combination, Aspirational changed its name to Wheels Up Experience Inc.

Wheels Up’s principal executive offices are located at 601 West 26th Street, Suite 900, New York, New York 10001. Our telephone number is (212) 257-5252. Our internet address is www.wheelsup.com. The information on, or that can be accessed through, our website is not incorporated by reference and is not part of this prospectus or the registration statement of which this prospectus is a part. The website address is included as an inactive textual reference only.

The Offering

Issuer	Wheels Up Experience Inc. (formerly known as Aspirational Consumer Lifestyle Corp.)

Issuance of Class A common stock

Shares of Class A common stock offered by Wheels Up

12,521,494 shares, consisting of:

•     4,529,950 shares that are issuable by us upon the exercise of the private placement warrants; and

•     7,991,544 shares that are issuable by us upon the exercise of the public warrants.

Shares of Class A common stock outstanding prior to exercise of all warrants	244,274,300 shares (as of July 14, 2022)

Exercise price of warrants	$11.50 per share, subject to adjustments as described herein

Use of proceeds	We will receive up to an aggregate of approximately $144.0 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use any net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, capital expenditures and working capital. See “Use of Proceeds.”

Resale of Class A common stock and private placement warrants

Shares of Class A common stock offered by the selling securityholders	193,195,497 shares, consisting of: 1. 138,195,497 shares issued in connection with the Mergers; and 2. 55,000,000 PIPE shares.

Warrants offered by the selling securityholders	4,529,950 private placement warrants

Terms of the offering	The selling securityholders will determine when and how they will dispose of the shares of Class A common stock and warrants registered under this prospectus for resale. See “Use of Proceeds.”

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A common stock or private placement warrants by the selling securityholders.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Market for Class A common stock and warrants	Our Class A common stock is traded on the NYSE under the symbol “UP.” Our public warrants are quoted on the NYSE under the symbol “UP WS” and, after resale, the private placement warrants will also trade under the same ticker symbol as the public warrants.

RISK FACTORS

An investment in our securities involves risks and uncertainties. You should carefully consider the risks set forth under “Risk Factors” in any applicable prospectus supplement, under “Risk Factor” under Item 1A of Part I of our Annual Report incorporated by reference herein, and all of the other information contained or incorporated by reference in this prospectus, before investing in our securities. We operate in a changing environment that involves numerous known and unknown risks and uncertainties that could materially adversely affect our operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition, results of operations or prospects. In such a case, the trading price of our securities could decline and you may lose all or part of your investment in us. In addition, much of the business information, as well as the financial and operational data contained in our risk factors, are updated by our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into the registration statement of which this prospectus is a part. For more information, see “Where You Can Find More Information” and “Information Incorporated by Reference.”

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the underlying shares of our Class A common stock or the private placement warrants by the selling securityholders.

Each warrant entitles the holder thereof to purchase upon exercise one share of our Class A common stock for $11.50 per share and is exercisable until 5:00 p.m., New York City time, on July 13, 2026. We would receive approximately $144.0 million in proceeds assuming the exercise of all of the warrants for cash. The private placement warrants may be exercised on a “cashless basis” so long as they are held by their initial purchasers or their permitted transferees. We expect to use any net proceeds from the exercise of the warrants for general corporate purposes, which may include acquisitions and other business opportunities, capital expenditures and working capital. Our management will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of warrants will elect to exercise any or all of the warrants. To the extent that the private placement warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

SELLING SECURITYHOLDERS

This prospectus relates to (i) the resale of up to 138,195,497 shares of Class A common stock issued in connection with the Mergers by certain of the selling securityholders; (ii) the resale of up to 55,000,000 PIPE shares by certain of the selling securityholders; and (iii) the resale of up to 4,529,950 private placement warrants.

This prospectus also relates to the issuance by us of up to (i) 4,529,950 shares of Class A common stock that are issuable by us upon the exercise of the private placement warrants; and (ii) 7,991,544 shares of Class A common stock that are issuable by us upon the exercise of 7,991,544 public warrants.

The selling securityholders may from time to time offer and sell any or all of the shares of Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interest in the Class A common stock and warrants, other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling securityholders, and the aggregate number of shares of Class A common stock and warrants that the selling securityholders may offer pursuant to this prospectus. The table does not include the issuance by us of up to 7,991,544 shares of Class A common stock upon the exercise of the public warrants, each of which is also covered by this prospectus. For purposes of this table, we have assumed that the selling securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. In addition, we assume that the selling securityholders have not sold, transferred or otherwise disposed of, the Company’s securities in transactions exempt from the registration requirements of the Securities Act.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of selling securityholder’s shares pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of shares of Class A common stock or warrants registered on its behalf. A selling securityholder may sell or otherwise transfer all, some or none of such shares of Class A common stock or warrants in this offering. See “Plan of Distribution”.

For information regarding transactions between us and the selling securityholders, see the section entitled “Certain Relationships and Related Person Transactions”.

	Before the Offering						After the Offering
Name of Selling Securityholders(1)	Number of Shares of Class A Common Stock		Number of Warrants	Number of Shares of Class A Common Stock Being Offered		Number of Warrants Being Offered	Number of Shares of Class A Common Stock	Percentage of Shares of Class A Common Stock	Number of Warrants(108)	Percentage of Outstanding Warrants(108)
Delta Air Lines, Inc.(2)	54,309,541		—	54,309,541		—	—	—	—	—
T. Rowe Price New Horizons Fund, Inc.(3)	10,959,020		—	10,959,020		—	—	—	—	—
T. Rowe Price New Horizons Trust(4)	1,135,228		—	1,135,228		—	—	—	—	—
T. Rowe Price U.S. Equities Trust(5)	85,067		—	85,067		—	—	—	—	—
Mag & Co fbo Fidelity Growth Company Commingled Pool(6)	6,256,350		—	6,256,350		—	—	—	—	—
Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund(7)	1,754,871		—	1,754,871		—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund(8)	6,333,251		—	6,333,251		—	—	—	—	—
Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio(9).	846,444		—	846,444		—	—	—	—	—
New Enterprise Associates 15, L.P.(10)	1,108,372		—	1,108,372		—	—	—	—	—
Talon Aviation, Inc.(11)	4,145,096		—	4,145,096		—	—	—	—	—
Franklin Growth Opportunities Fund(12)	2,417,972		—	2,417,972		—	—	—	—	—
Franklin Small Cap Growth Fund(13)	2,072,547		—	2,072,547		—	—	—	—	—
Kenneth Dichter(14)	23,188,984		—	23,188,984		—	—	—	—	—
Lee Applbaum(15)	1,195,104		—	1,195,104		—	—	—	—	—
Thomas W. Bergeson(16)	805,686		—	805,686		—	—	—	—	—
Dan Crowe(17)	860,492		—	860,492		—	—	—	—	—
Stephanie Chung(18)	115,098		—	115,098		—	—	—	—	—
Lee Gossett(19)	149,627		—	149,627		—	—	—	—	—
Greg Greeley(20).	1,150,980		—	1,150,980		—	—	—	—	—
Henry Schachar(21)	1,190,030		—	1,190,030		—	—	—	—	—
Laura Heltebran(22)	460,392		—	460,392		—	—	—	—	—
Jason Horowitz(23)	2,919,119		—	2,919,119		—	—	—	—	—
Eric Jacobs(24)	2,762,480		—	2,762,480		—	—	—	—	—
Francesca Molinari(25)	345,294		—	345,294		—	—	—	—	—
Ken Napolitano(26)	956,550		—	956,550		—	—	—	—	—
Daniel Tharp(27).	1,542,678		—	1,542,678		—	—	—	—	—
David Adelman(28)	1,368,802		—	1,368,802		—	—	—	—	—
Timothy Armstrong(29)	1,132,044		—	1,133,576		—	—	—	—	—
Chih Cheung(30)	216,245		—	216,245		—	—	—	—	—
Alan Goldfarb(31)	497,188		—	497,188		—	—	—	—	—
Brian Radecki(32)	301,322		—	301,322		—	—	—	—	—
Susan Schuman(33)	34,529		—	34,529		—	—	—	—	—
Michael Mullen(34)	117,650		—	117,650		—	—	—	—	—
Shoshana Dichter(35)	4,807		—	4,807		—	—	—	—	—
Artisan Small Cap Fund, a mutual fund series of Artisan Partners Funds, Inc.(36)	1,000,000		—	1,000,000		—	—	—	—	—
Durable Capital Master Fund LP(37)	2,500,000		—	2,500,000		—	—	—	—	—
FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool(38)	88,809		—	88,809		—	—	—	—	—
Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool(39)	38,332		—	38,332		—	—	—	—	—
Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund(40)	1,113,277		—	1,113,277		—	—	—	—	—
THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust(41)	3,064		—	3,064		—	—	—	—	—
Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund(42)	961,536		—	961,536		—	—	—	—	—
Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund(43)	2,337		—	2,337		—	—	—	—	—
WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund(44)	132,086		—	132,086		—	—	—	—	—
Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund(45)	122,096		—	122,096		—	—	—	—	—
Franklin Strategic Series — Franklin Grown Opportunities Fund(46)	3,500,000		—	3,500,000		—	—	—	—	—
Franklin Strategic Series — Franklin Small Cap Grown Fund(47)	2,000,000		—	2,000,000		—	—	—	—	—
Franklin Templeton Investment Funds — Templeton Global Income Fund(48)	224,500		—	224,500		—	—	—	—	—
Franklin Templeton Investment Funds — Templeton Global Smaller Companies Fund(49)	115,000		—	115,000		—	—	—	—	—
MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund(50)	18,235		—	18,235		—	—	—	—	—
T. Rowe Price Small- Cap Value Fund, Inc.(51)	1,457,300		—	1,457,300		—	—	—	—	—
T. Rowe Price U.S. Small-Cap Value Equities Trust(52)	495,566		—	495,566		—	—	—	—	—
Templeton Global Investment Trust — Templeton Global Balanced Fund(53)	439,500		—	439,500		—	—	—	—	—
Templeton Global Smaller Companies Fund(54)	1,229,000		—	1,229,000		—	—	—	—	—
Templeton Global Smaller Companies Fund(55)	192,000		—	192,000		—	—	—	—	—
Alyeska Master Fund, LP(56)	1,750,000		—	1,750,000		—	—	—	—	—
BEMAP Master Fund Ltd (Monashee)(57)	571,776		—	571,776		—	—	—	—	—
Bespoke Alpha MAC MIM LP (Monashee)(58)	73,194		—	73,194		—	—	—	—	—
DS Liquid Div RVA MON LLC (Monashee)(59)	482,232		—	482,232		—	—	—	—	—
EC Longhorn LLC(60)	286,756		—	286,756		—	—	—	—	—
Eminence Holdings LLC(61)	1,713,244		—	1,713,244		—	—	—	—	—
Ghisallo Master Fund LP(62)	1,500,000		—	1,500,000		—	—	—	—	—
Entities affiliated with Hedosophia(63)	2,324,545		—	2,324,545		—	—	—	—	—
HG Vora Special Opportunities Master Fund, Ltd.(64)	9,000,000		—	9,000,000		—	—	—	—	—
Hunter Peak Investments Fund, LP(65)	300,000		—	300,000		—	—	—	—	—
Integrated Core Strategies (US) LLC/Millennium(66)	1,750,000		—	1,750,000		—	—	—	—	—
Jane Street Global Trading, LLC(67)	1,500,000		—	1,500,000		—	—	—	—	—
JPK Capital Holdings (Barbados) Inc.(68)	50,000		—	50,000		—	—	—	—	—
JPK Capital Holdings (Barbados) Inc.(69)	500,000		—	500,000		—	—	—	—	—
Linden Capital L.P.(70)	1,000,000		—	1,000,000		—	—	—	—	—
Luxor Capital Partners(71)	1,146,122		—	1,146,122		—	—	—	—	—
Luxor Capital Partners Long(72)	30,446		—	30,446		—	—	—	—	—
Luxor Capital Partners Long Offshore Master Fund(73)	8,419		—	8,419		—	—	—	—	—
Luxor Capital Partners Offshore Master Fund(74)	721,095		—	721,095		—	—	—	—	—
Luxor Wavefront(75)	593,918		—	593,918		—	—	—	—	—
Millais Limited(76)	300,000		—	300,000		—	—	—	—	—
BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio(77)	500,000		—	500,000		—	—	—	—	—
MMF LT, LLC(78)	1,500,000		—	1,500,000		—	—	—	—	—
Monashee Pure Alpha SPV I LP (79)	339,842		—	339,842		—	—	—	—	—
Monashee Solitario Fund LP(80)	435,922		—	435,922		—	—	—	—	—
Norges Bank(81)	2,000,000		—	2,000,000		—	—	—	—	—
SFL SPV I LLC (Monashee)(82)	97,034		—	97,034		—	—	—	—	—
Sixth Sense Advisory LLC(83)	30,000		—	30,000		—	—	—	—	—
The 2019 Michael G. Mullen Irrevocable Trust(84)	5,000		—	5,000		—	—	—	—	—
Gundy ITF The HGC Fund LP(85)	500,000		—	500,000		—	—	—	—	—
Third Point Loan(86)	2,500,000		—	2,500,000		—	—	—	—	—
Times Square Capital , LLC on behalf of PG&E Company Retirement Master Trust(87)	73,000		—	73,000		—	—	—	—	—
Times Square Capital Management, LLC American Legacy Fund(88).	10,000		—	10,000		—	—	—	—	—
Times Square Capital Management, LLC Collective Investment Trust(89).	275,000		—	275,000		—	—	—	—	—
Times Square Capital Management, LLC on behalf of Cox Enterprises Inc. Master Trust(90)	90,000		—	90,000		—	—	—	—	—
Times Square Capital Management, LLC on behalf of Guidestone Capital Management, LLC(91)	100,500		—	100,500		—	—	—	—	—
Times Square Capital Management, LLC on behalf of Hallmark Cards Inc Master Trust(92)	15,000		—	15,000		—	—	—	—	—
Times Square Capital Management, LLC on behalf of Pacific Gas and Electric Company Post Retirement Medical Plan Trust Non-Management Employees and Retirees(93)	3,300		—	3,300		—	—	—	—	—
Times Square Capital Management, LLC on behalf of Prudential Retirement Insurance and Annuity Company(94)	468,900		—	468,900		—	—	—	—	—
Times Square Capital Management, LLC on behalf of The Kemper & Ethel Marley Foundation(95)	10,500		—	10,500		—	—	—	—	—
Times Square Capital Management, LLC on behalf of Supervalu Inc. Master Investment Trust(96)	3,800		—	3,800		—	—	—	—	—
Topia Ventures, LLC(97)	500,000		—	500,000		—	—	—	—	—
Vellar Opportunites Fund Master, Ltd.(98)	200,000		—	200,000		—	—	—	—	—
Weiss Ventures I LLC(99)	1,500,000		—	1,500,000		—	—	—	—	—
Ravinder Singh Thakran(100) ..	3,082,339	(101)	1,336,335	3,082,339	(101)	1,336,335	—	—	—	—
Liber Pater, LLC(102)	3,552,527	(103)	1,540,183	3,552,527	(103)	1,540,183	—	—	—	—
Birdwing Investments Limited(104)	1,044,861	(105)	452,995	1,044,861	(105)	452,995	—	—	—	—
Additional Selling Holders(106)	541,549	(107)	22,650	541,549	(107)	22,650	—	—	—	—

(1)	Unless otherwise noted, the business address of each of those listed in the table is c/o Wheels Up Experience Inc., 601 West 26th Street, New York, NY 10001.

(2)	Consists of (i) 52,000,995 shares of Class A common stock and (ii) 2,308,546 shares of Class A common stock that may become issuable as Earnout Shares. Delta Air Lines, Inc. is a 5% stockholder of Wheels Up and is a party to the Registration Rights Agreement. The address of Delta Air Lines, Inc. is Delta Air Lines, Inc., General Offices — Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.

(3)	Consists of (i) 10,493,182 shares of Class A common stock and (ii) 465,838 shares of Class A common stock that may become issuable as Earnout Shares. T. Rowe Price New Horizons Fund, Inc. is a party to the Registration Rights Agreement. The address of T. Rowe Price New Horizons Fund, Inc. is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(4)	Consists of (i) 1,086,973 shares of Class A common stock and (ii) 48,255 shares of Class A common stock that may become issuable as Earnout Shares. T. Rowe Price New Horizons Trust is a party to the Registration Rights Agreement. The address of T. Rowe Price New Horizons Trust is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(5)	Consists of (i) 82,680 shares of Class A common stock and (ii) 2,387 shares of Class A common stock that may become issuable as Earnout Shares. T. Rowe Price U.S. Equities Trust is a party to the Registration Rights Agreement. The address of T. Rowe Price U.S. Equities Trust is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street Baltimore, Maryland 21202.

(6)	Consists of (i) 6,069,991 shares of Class A common stock and (ii) 186,359 shares of Class A common stock that may become issuable as Earnout Shares. Mag & Co fbo Fidelity Growth Company Commingled Pool is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Mag & Co fbo Fidelity Growth Company Commingled Pool is 245 Summer Street, Boston, MA 02210.

(7)	Consists of (i) 1,680,277 shares of Class A common stock and (ii) 74,594 shares of Class A common stock that may become issuable as Earnout Shares. Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Mag & Co fbo Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund is 245 Summer Street, Boston, MA 02210.

(8)	Consists of (i) 6,071,110 shares of Class A common stock and (ii) 262,141 shares of Class A common stock that may become issuable as Earnout Shares. Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund is 245 Summer Street, Boston, MA 02210.

(9)	Consists of (i) 810,464 shares of Class A common stock and (ii) 35,980 shares of Class A common stock that may become issuable as Earnout Shares. Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio is a party to the Registration Rights Agreement. Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Booth & Co fbo Fidelity Securities Fund: Fidelity OTC Portfolio is 245 Summer Street, Boston, MA 02210.

(10)	Consists of (i) 1,061,259 shares of Class A common stock and (ii) 47,113 shares of Class A common stock that may become issuable as Earnout Shares. New Enterprise Associates 15, L.P. is a party to the Registration Rights Agreement. The address of New Enterprise Associates 15, L.P. is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(11)	Consists of (i) 3,968,899 shares of Class A common stock and (ii) 176,197 shares of Class A common stock that may become issuable as Earnout Shares. Talon Aviation, Inc. is a party to the Registration Rights Agreement. The address of Talon Aviation, Inc. is 8001 Interport Blvd, Ste 310, Englewood, CO 80112.

(12)	Consists of (i) 2,315,191 shares of Class A common stock and (ii) 102,781 shares of Class A common stock that may become issuable as Earnout Shares. Franklin Growth Opportunities Fund is a party to the Registration Rights Agreement. The address of Franklin Growth Opportunities Fund is One Franklin Pkwy, San Mateo, CA, 94403.

(13)	Consists of (i) 1,984,449 shares of Class A common stock and (ii) 88,098 shares of Class A common stock that may become issuable as Earnout Shares. Franklin Small Cap Growth Fund is a party to the Registration Rights Agreement. The address of Franklin Small Cap Growth Fund is One Franklin Pkwy, San Mateo, CA, 94403.

(14)	Consists of (i) 13,153,435 shares of Class A common stock, (ii) 1,022,449 shares of Class A common stock that may become issuable as Earnout Shares, and (ii) 9,013,020 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Dichter assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Dichter upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Dichter is our Chief Executive Officer and Chairman of the Board and a party to the Registration Rights Agreement.

(15)	Consists of (i) 9,187 shares of Class A common stock, (ii) 407 shares of Class A common stock that may become issuable as Earnout Shares, and (iii) 1,185,510 shares of Class A common stock underlying WUP Options. Mr. Applbaum is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(16)	Consists of 805,686 shares of Class A common stock underlying WUP Options. Mr. Bergeson is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(17)	Consists of (i) 17,042 shares of Class A common stock, (ii) 115,098 shares of Class A common stock underlying WUP Options, (iii) 60,784 shares of Class A common stock that may become issuable as Earnout Shares and (iv) 667,568 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Crowe assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Crowe upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Crowe is a former employee of Wheels Up and a party to the Registration Rights Agreement.

(18)	Consists of 115,098 shares of Class A common stock underlying WUP Options. Ms. Chung is a member of the Wheels Up executive leadership team and a party to the Registration Rights Agreement.

(19)	Consists of 149,677 shares of Class A common stock underlying WUP Options. Mr. Gossett is a former employee of Wheels Up and a party to the Registration Rights Agreement.

(20)	Consists of 1,150,980 shares of Class A common stock underlying WUP Options. Mr. Greeley is a consultant of Wheels Up and a party to the Registration Rights Agreement.

(21)	Consists of (i) 97,633 shares of Class A common stock, (ii) 51,911 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 1,040,486 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Schachar assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Schachar upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Schachar is a former member of the Wheels Up executive leadership team and a party to the Registration Rights Agreement.

(22)	Consists of 460,392 shares of Class A common stock underlying WUP Options. Ms. Heltebran is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(23)	Consists of (i) 607,915 shares of Class A common stock, (ii) 138,614 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 2,172,590 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Horowitz assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Horowitz upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Horowitz is an executive officer of Wheels Up and a party to the Registration Rights Agreement.

(24)	Consists of (i) 821,417 shares of Class A common stock, (ii) 136,326 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 1,804,737 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Jacobs assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Jacobs upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Jacobs is a former executive officer of Wheels Up and a party to the Registration Rights Agreement.

(25)	Consists of 345,294 shares of Class A common stock underlying WUP Options. Ms. Molinari is a former executive officer of Wheels Up and a party to the Registration Rights Agreement.

(26)	Consists of (i) 115,098 shares of Class A common stock underlying WUP Options, (ii) 35,767 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 805,685 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Napolitano assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Napolitano upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Napolitano is a member of the Wheels Up executive leadership team and a party to the Registration Rights Agreement.

(27)	Consists of (i) 926,076 shares of Class A common stock held by Hangar X Holdings LLC (“Hangar X”), an entity controlled by Mr. Tharp, (ii) 41,112 shares of Class A common stock that may become issuable as Earnout Shares held by Hangar X and (iii) 575,490 shares of Class A common stock underlying WUP Options directly held by Mr. Tharp. Mr. Tharp is a former employee of Wheels Up and a party to the Registration Rights Agreement.

(28)	Consists of (i) 1,071,851 shares of Class A common stock held by Darco Wheels Up LLC, an entity controlled by Mr. Adelman, (ii) 47,584 shares of Class A common stock that may become issuable as Earnout Shares held by Darco Wheels Up LLC, (iii) 69,058 shares of Class A common stock underlying WUP Options directly held by Mr. Adelman, (iv) 7,664 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Adelman and (v) 172,645 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Adelman assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Adelman upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Adelman is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(29)	Consists of (i) 1,006,377 shares of Class A common stock held by Polar Capital Group, LLC (“Polar”), an entity controlled by Mr. Armstrong, (ii) 43,567 shares of Class A common stock that may become issuable as Earnout Shares held by Polar, (iii) 46,039 shares of Class A common stock underlying WUP Options directly held by Mr. Armstrong, (ii) 1,532 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Armstrong and (v) 34,529 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Armstrong assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Armstrong upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Armstrong is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(30)	Consists of (i) 50,000 shares of Class A common stock held by Infinity Particles Limited, an entity controlled by Mr. Cheung, (ii) 5,109 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Cheung, (iii) 46,039 shares of Class A common stock underlying WUP Options directly held by Mr. Cheung and (iv) 115,097 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Cheung assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Cheung upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Cheung is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(31)	Consists of (i) 315,625 shares of Class A common stock held by AMN Partners, LLC (“AMN”), an entity controlled by Mr. Goldfarb (ii) 12,236 shares of Class A common stock that may become issuable as Earnout Shares held by AMN, (iii) 2,951 shares of Class A common stock directly held by Mr. Goldfarb, (iv) 46,039 shares of Class A common stock underlying WUP Options directly held by Mr. Goldfarb, (v) 5,240 shares of Class A common stock that may become issuable as Earnout Shares directly held by Mr. Goldfarb and (vi) 115,097 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests directly held by Mr. Goldfarb assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Goldfarb upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Goldfarb is a former non-employee director of WUP and a party to the Registration Rights Agreement.

(32)	Consists of (i) 86,890 shares of Class A common stock, (ii) 7,257 shares of Class A common stock that may become issuable as Earnout Shares, (iii) 80,568 shares of Class A common stock underlying WUP Options and (iv) 126,607 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Mr. Radecki assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Mr. Radecki upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Mr. Radecki is a non-employee director of Wheels Up and a party to the Registration Rights Agreement.

(33)	Consists of 34,529 shares of Class A common stock underlying WUP Options. Ms. Schuman is a non-employee director of Wheels Up.

(34)	Consists of (i) 57,548 shares of Class A common stock underlying WUP Options, (ii) 2,554 shares of Class A common stock that may become issuable as Earnout Shares and (iii) 57,548 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Admiral Mullen assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Admiral Mullen upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Admiral Mullen is a non-employee director of Wheels Up.

(35)	Consists of (i) 204 shares of Class A common stock that may become issuable as Earnout Shares and (ii) 4,603 shares of Class A common stock that would become issuable upon the exchange of all outstanding WUP Profits Interests held by Ms. Dichter assuming full appreciation and without regard to applicable hurdle amounts. The actual number of shares of Class A common stock to be received by Ms. Dichter upon exchange of such WUP Profits Interests will be less than the amount shown, and will be based on the intrinsic value thereof relative to the trading price of the Class A common stock at the time of the exchange. Ms. Dichter is a former employee of Wheels Up.

(36)	The address of Artisan Small Cap Fund, a mutual fund series of Artisan Partners Funds, Inc. is 875 East Wisconsin Ave., Ste 800, Milwaukee, WI 53202.

(37)	The address of Durable Capital Master Fund LP is 5425 Wisconsin Ave., #802, Chevy Chase, MD 20815.

(38)	The address of FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool is C/O: State Street Bank & Trust PO Box 5756 Boston, MA 02206.

(39)	Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool is Mag & Co. C/O: Brown Brothers Harriman & Co., 140 Broadway, New York, NY 10002.

(40)	The address of Mag & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund is C/O: Brown Brothers Harriman & Co., 140 Broadway, New York, NY 10002.

(41)	Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees.

Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of THISBE & Co: FBO Fidelity Blue Chip Growth Institutional Trust is C/O: State Street Bank & Trust PO Box 5756 Boston, MA 02206.

(42)	The address of Powhatan & Co., LLC fbo Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund is C/O: BNY Mellon PO Box 392002, Pittsburgh, PA 15251.

(43)	Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees.

Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund is C/O: The Northern Trust Company. 333 South Wabash Ave, 32nd Floor. Chicago, IL 60604.

(44)	Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund is C/O: State Street Bank & Trust PO Box 5756. Boston, MA 02206.

(45)	Managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds advised by FMR Co, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees.

Fidelity Management & Research Company, LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund is 245 Summer Street, Boston, MA 02210.

(46)	The address of Franklin Strategic Series — Franklin Grown Opportunities Fund is One Franklin Pkwy, San Mateo, CA 94403.

(47)	The address of Franklin Strategic Series — Franklin Small Cap Grown Fund is One Franklin Pkwy, San Mateo, CA 94403.

(48)	The address of Franklin Templeton Investment Funds — Templeton Global Income Fund is 8A rue Albert, Borschette, Luxembourg L-1246.

(49)	The address of Franklin Templeton Investment Funds — Templeton Global Smaller Companies Fund is 8A rue Albert, Borschette, Luxembourg L-1246.

(50)	The address of MassMutual Select Funds — MassMutual Select T. Rowe Price Small and Mid Cap Blend Fund is 100 E Pratt St, Baltimore, MD 21202.

(51)	The address of T. Rowe Price Small- Cap Value Fund, Inc. is 100 E Pratt St, Baltimore, MD 21202.

(52)	The address of T. Rowe Price U.S. Small-Cap Value Equities Trust is 100 E Pratt St, Baltimore, MD 21202.

(53)	The address of Templeton Global Investment Trust — Templeton Global Balanced Fund is 300 S.E. 2nd St, Ft. Lauderdale, FL 33301.

(54)	The address of Templeton Global Smaller Companies Fund is 300 S.E. 2nd St, Ft. Lauderdale, FL 33301.

(55)	The address of Templeton Global Smaller Companies Fund is 200 King St West, Ste 1500, Toronto, ON M5H 3T4.

(56)	The address of Alyeska Master Fund, LP is 77 W. Wacker, Ste 700, Chicago, IL 60601.

(57)	The address of BEMAP Master Fund Ltd (Monashee) is C/O Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(58)	The address of Bespoke Alpha MAC MIM LP (Monashee) is C/O Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(59)	The address of DS Liquid Div RVA MON LLC (Monashee) is C/O Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(60)	The address of EC Longhorn LLC is C/O: Eminence Capital LP, 399 Park Ave, 25th Floor, New York, NY 10022.

(61)	The address of Eminence Holdings LLC is C/O: Eminence Capital LP, 399 Park Ave, 25th Floor, New York, NY 10022.

(62)	The address of Ghisallo Master Fund LP is C/O: Ghisallo Capital Management, 734 Longmeadow St, Suite 316. Longmeadow, MA 01106.

(63)	Consists of shares of Class A common stock held by Hedosophia Public Investments Limited and by Longsutton Limited. Hedosophia Public Investments Limited is managed by Hedosophia P3 GP Limited, which is wholly-owned by Hedosophia Group Limited which is managed by Longsutton Limited (collectively, the “Hedosophia Parent Entities”). The Hedosophia Parent Entities and Ian Osborne may be deemed to have voting and investment control of the Class A Common Stock held by Hedosophia Public Investments Limited. The address of the entities and individuals mentioned in this footnote is PO Box 255, Trafalgar Court, Les Banques, St. Peter Port, Guernsey, GY1 3QL.

(64)	The address of HG Vora Special Opportunities Master Fund, Ltd. is C/O HG Vora Capital Management, LLC; 330 Madison Ave, 20th Floor, New York, NY 10017.

(65)	The address of Hunter Peak Investments Fund, LP is 7 W. 18th St., 6th Fl. New York, NY 10011.

(66)	The address of Integrated Core Strategies (US) LLC/Millennium is 666 Fifth Ave., 8th Fl, New York, NY 10103.

(67)	The address of Jane Street Global Trading, LLC is 250 Vesey St., New York, NY 10281.

(68)	The address of JPK Capital Holdings (Barbados) Inc. is Burnham Court, Bishop’s Court Hill Upper Collymore Rock, St. Michael, Barbados.

(69)	The address of JPK Capital Holdings (Barbados) Inc. is Burnham Court, Bishop’s Court Hill Upper Collymore Rock, St. Michael, Barbados.

(70)	The address of Linden Capital L.P. is C/O Linden Advisors LP, 590 Madison Ave., 5th Fl, New York, NY 10022.

(71)	The address of Luxor Capital Partners is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(72)	The address of Luxor Capital Partners Long is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(73)	The address of Luxor Capital Partners Long Offshore Master Fund is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(74)	The address of Luxor Capital Partners Offshore Master Fund is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(75)	The address of Luxor Wavefront is 1114 Avenue of the Americas, 28th Fl, New York, NY 10036.

(76)	The address of Millais Limited is C/O: Millais USA LLC 767 5th Ave, 9th Fl, New York, NY 10153.

(77)	The address of BMO Nesbitt Burns ITF MMCAP International Inc. SPC for and on behalf of MMCAP Master Segregated Portfolio is C/O: Mourant Governance: Service (Cayman), 94 Solaris Avenue, PO BOX 1348. Grand BMO Nesbitt Burns: 1 First Canadian Place B1 Level Stock Cage, Toronto, ON.

(78)	The address of MMF LT, LLC is C/O Moore Capital Management, LP, 11 Times Square, New York, NY 10036.

(79)	The address of Monashee Pure Alpha SPV I LP is C/O Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(80)	The address of Monashee Solitario Fund LP is C/O Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(81)	The address of Norges Bank is Bankplassen 2, Oslo, Norway.

(82)	The address of SFL SPV I LLC (Monashee) is C/O Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston, MA 02116.

(83)	The address of Sixth Sense Advisory LLC is 29 Willetts Rd, Mount Kisco, NY 10549.

(84)	The address of The 2019 Michael G. Mullen Irrevocable Trust is 1751 Meadow Hill Dr., Annapolis, MD 21409.

(85)	The address Gundy ITF of The HGC Fund LP is 161 Bay St., 4th Fl, Toronto, ON.

(86)	The address of Third Point Loan is 55 Hudson Yards, 51st Fl, New York, NY 10001.

(87)	The address of Times Square Capital, LLC on behalf of PG&E Company Retirement Master Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(88)	The address of Times Square Capital Management, LLC American Legacy Fund is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(89)	The address of Times Square Capital Management, LLC Collective Investment Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(90)	The address of Times Square Capital Management, LLC on behalf of Cox Enterprises Inc. Master Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(91)	The address of Times Square Capital Management, LLC on behalf of Guidestone Capital Management, LLC is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(92)	The address of Times Square Capital Management, LLC on behalf of Hallmark Cards Inc Master Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(93)	The address of Times Square Capital Management, LLC on behalf of Pacific Gas and Electric Company Post Retirement Medical Plan Trust Non-Management Employees and Retirees is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(94)	The address of Times Square Capital Management, LLC on behalf of Prudential Retirement Insurance and Annuity Company is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(95)	The address of Times Square Capital Management, LLC on behalf of The Kemper & Ethel Marley Foundation is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(96)	The address of Times Square Capital Management, LLC on behalf of Supervalu Inc. Master Investment Trust is 7 Times Square Tower, 42nd Fl, New York, NY 10036.

(97)	The address of Topia Ventures, LLC is C/O Topia Ventures Management, 104 W. 40th St., 19th Floor, New York, NY 10018.

(98)	The address of Vellar Opportunites Fund Master, Ltd. is C/O: Cohen & Company, 3 Columbus Circle, 24th Fl. New York, NY 10019.

(99)	The address of Weiss Ventures I LLC is C/O Weiss Asset Management LP, 222 Berkeley St., 16th Floor, Boston, MA 02116.

(100)	Since the consummation of the Business Combination, Mr. Thakran has served as a member of our Board. Mr. Thakran served as the Chief Executive Officer and the Chairman of the board of directors of Aspirational from July 2020 through the consummation of the Business Combination.

(101)	Consists of 1,746,004 shares of common stock held of Class A common stock and 1,336,335 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(102)	Liber Pater, LLC is controlled by J. Michael Chu and Scott A. Dahnke, the co-chief executive officers of L Catterton. The address of the entities and individuals mentioned in this footnote is c/o L Catterton 599 West Putnam Avenue, Greenwich, CT 06830.

(103)	Consists of 2,012,344 shares of common stock held of Class A common stock and 1,540,183 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(104)	Birdwing Investments Limited is controlled by Mark Bedingham. Mr. Bedingham served as the Vice Chairman of the board of directors of Aspirational from July 2020 through the consummation of the Business Combination. The address of Birdwing Investment Limited and Mr. Bedingham is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

(105)	Consists of 591,866 shares of common stock held of Class A common stock and 452,995 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(106)	The disclosure with respect to the remaining selling holders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings in the class of securities for which they are included herein are less than 1% of such class of securities. Includes shares and warrants that are owned by Lisa Myers, Neil Jacobs, Frank Newman and Leo Austin. Ms. Myers served as the President of Aspirational from July 2020 through the consummation of the Business Combination and each of Mr. Jacobs, Mr. Newman and Mr. Austin served as members of the board of directors of Aspirational from September 2020 through the consummation of the Business Combination.

(107)	Consists of 518,899 shares of common stock held of Class A common stock and 22,650 shares of Class A common stock which may be acquired upon exercise of private placement warrants.

(108)	Consists of warrants held by selling holders only if such holders are participating in this offering with respect to any warrants they may hold.

Material Relationships with the Selling Securityholders

The selling securityholders include certain of our current and former directors and executive officers and their affiliates. For a description of our relationships with such selling securityholders and their affiliates see the sections of our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022, entitled “Item 10. Directors, Executive Officers and Corporate Governance” “Item 11. Executive Compensation,” and “Item 13. Certain Relationships and Related Transactions, and Director Independence.”

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws, the Registration Rights Agreement and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. Securityholders are urged to read the Organizational Documents in their entirety for a complete description of the rights and preferences of our securities.

Capital Stock

General

The total amount of our authorized capital stock consists of 2,500,000,000 shares of Class A common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of July 14, 2022, there were 244,274,300 shares of Class A common stock issued and outstanding and no shares of our preferred stock outstanding. These numbers do not include shares of our Class A common stock issuable upon the exercise of Wheels Up Options, upon the exchange of the Wheels Up PI Units or upon exercise of any warrants or shares that may become issuable if the earnout is achieved.

The following summary describes the material provisions of our capital stock. We urge you to read the Organizational Documents, the Registration Rights Agreement and the warrant-related documents described herein.

Preferred Stock

Our Board has authority to issue shares of preferred stock in one or more series, to fix for each such series such voting rights, designations, powers, preferences and relative participating, optional, special and other rights, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL.

Our Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of our Class A common stock and the voting and other rights of the holders thereof. There are no current plans to issue any shares of preferred stock.

Class A Common Stock

Holders of Class A common stock are not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our Class A common stock is neither convertible nor redeemable. All shares of our capital stock have been issued in uncertificated form.

Voting Rights

Each holder of our Class A common stock is entitled to one vote per share on each matter submitted to a vote of stockholders, as provided in the Certificate of Incorporation. The Bylaws provide that the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. However, when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. When a quorum is present, the affirmative vote of a majority of the votes cast will be required to take action, unless otherwise specified by law the Bylaws or the Certificate of Incorporation, and except for the election of directors, which is determined by a plurality vote.

Dividend Rights

Each holder of our capital stock is entitled to the payment of dividends and other distributions as may be declared by our Board from time to time out of our assets or funds legally available for dividends or other distributions. These rights will be subject to the preferential rights of the holders of our preferred stock, if any, and any contractual limitations on our ability to declare and pay dividends.

Liquidation Rights

If we are involved in voluntary or involuntary liquidation, dissolution or winding up of our affairs, or a similar event, each holder of our Class A common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of our preferred stock, if any, then outstanding.

Redeemable Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing August 12, 2021, except as described below. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of our Class A common stock. The warrants will expire July 13, 2026, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of our Class A common stock pursuant to the exercise of a warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of our Class A common stock shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to us satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “— Redemption of warrants when the price per share of our Class A common stock equals or exceeds $10.00”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of our Class A common stock underlying such unit.

We agreed that as soon as practicable, but in no event later than August 3, 2021, we would use commercially reasonable efforts to file with the SEC a registration statement covering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and we would use commercially reasonable efforts to cause the same to become effective by September 11, 2021 and such registration statement was declared effective by the SEC on August 24, 2021. We will also use commercially reasonable efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the shares of Class A common stock are, at the time of any exercise of a warrant, not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (i) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) less the exercise price of the warrants by (y) the fair market value and (ii) 0.361 shares of Class A common stock per warrant. The “fair market value” as used in the preceding sentence shall mean the volume weighted average price of the shares of Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent. The date the warrant agent receives notice of a “cashless exercise” will be determined by the warrant agent.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the warrants became exercisable, Wheels Up is entitled redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•	if, and only if, the last reported sale price of the shares of Class A common stock for any twenty trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (which is referred to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant described under the heading “— Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30 day redemption period.

If and when the warrants become redeemable by Wheels Up, Wheels Up may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Wheels Up has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and Wheels Up issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of shares of Class A common stock (as defined below) except as otherwise described below;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”); and

•	if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by Wheels Up pursuant to this redemption feature, based on the “fair market value” of the shares of Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. Wheels Up will provide warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (i) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price (each as defined in the warrant agreement) as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (ii) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti- dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Shares of Class A Common Stock
(Period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months.	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366- day year, as applicable. For example, if the volume weighted average price of the shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the shares of Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by Wheels Up pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

This redemption feature differs from the typical warrant redemption features used in warrants initially issued in connection with many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the shares of Class A common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per share, which may be at a time when the trading price of the shares of Class A common stock is below the exercise price of the warrants. Wheels Up has established this redemption feature to provide it with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of the initial public offering (the “IPO”) of the securities of Aspirational. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. Wheels Up will be required to pay the applicable redemption price to warrant holders if it chooses to exercise this redemption right and it will allow Wheels Up to quickly proceed with a redemption of the warrants if it determines it is in Wheels Up’s and its other stockholders’ best interest to do so. As such, Wheels Up would redeem the warrants in this manner when it believes it is in Wheels Up’s and its other stockholders’ best interest to update its capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, Wheels Up can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to Wheels Up’s capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If Wheels Up chooses to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Wheels Up will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the shares of Class A common stock pursuant to the warrant agreement, the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the shares of Class A common stock, Wheels Up will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures. A holder of a warrant may notify Wheels Up in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments. If the number of issued and outstanding shares of Class A common stock is increased by a capitalization or share dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering made to all or substantially all of the holders of shares of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A common stock, in determining the price payable for shares of Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of shares of Class A common stock during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if Wheels Up, at any time while the warrants are outstanding and unexpired, pays to all or substantially all of the holders of shares of Class A common stock a dividend or makes a distribution in cash, securities or other assets to the holders of shares of Class A common stock on account of such shares of Class A common stock (or other securities into which the warrants are convertible), other than (i) as described above or (ii) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for share sub-divisions, share dividends, rights issuances, consolidations, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of issued and outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share sub-division or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share sub- division, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (ii) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of Wheels Up with or into another corporation (other than a merger or consolidation in which Wheels Up is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Wheels Up as an entirety or substantially as an entirety in connection with which Wheels Up is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of shares of Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of Class A common stock in such a transaction is payable in the form of ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black- Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants have been issued in registered form under a warrant agreement between Continental, as warrant agent, and the Company. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that (i) the terms of the warrants may be amended without the consent of any holder for the purpose of (A) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the prospectus delivered to investors in connection with the IPO, or defective provision or (B) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants and (ii) all other modifications or amendments require the vote or written consent of at least 65% of the then outstanding public warrants; provided, that any amendment that solely affects the terms of the private placement warrants or any provision of the warrant agreement solely with respect to the private placement warrants will also require at least 65% of the then outstanding private placement warrants.

The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Subject to applicable law, any action, proceeding or claim against Wheels Up arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the U.S. District Court for the Southern District of New York, and Wheels Up has irrevocably submitted to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants) were generally not transferable, assignable or salable until August 12, 2021 and they will not be redeemable by Wheels Up (except as described above under “— Public Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, have the option to exercise the private placement warrants on a cashless basis and have certain registration rights described herein. Otherwise, the private placement warrants have terms and provisions that are identical to those of the public warrants. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by Wheels Up in all redemption scenarios and exercisable by the holders on the same basis as the public warrants.

Except as described above under “— Public Warrants — Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (i) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “sponsor fair market value” (as defined below) less the exercise price of the warrants by (ii) the sponsor fair market value. For these purposes, the “sponsor fair market value” shall mean the average last reported sale price of the shares of Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Wheels Up has agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time of the issuance of the private placement warrants whether they would be affiliated with Wheels Up following the Closing. If some or all of them remained with Wheels Up, the ability of such affiliates to sell Wheels Up’s securities in the open market would be significantly limited. Wheels Up has a policy in place that restrict insiders from selling its securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell Wheels Up securities, an insider cannot trade in Wheels Up’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Wheels Up believes that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation and the Bylaws contain and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of the Board and to discourage certain types of transactions that may involve an actual or threatened acquisition of Wheels Up. These provisions are intended to avoid costly takeover battles, reduce Wheels Up’s vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the Board to maximize stockholder value in connection with any unsolicited offer to acquire Wheels Up. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of Wheels Up by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock.

Special Meetings of Stockholders

The Certificate of Incorporation provides that a special meeting of stockholders may be called by the (i) Chairperson of the Board, (ii) Wheels Up’s Chief Executive Officer or (iii) the Board, provided that such special meeting may be postponed or cancelled by the Board.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. For any matter to be “properly brought” before a meeting, a stockholder has to comply with advance notice requirements and provide Wheels Up with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders (for the purposes of the first annual meeting of Wheels Up stockholders following the adoption of the Bylaws, the date of the preceding annual meeting will be deemed to be May 25, 2021). The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of Wheels Up.

Action by Written Consent

The Certificate of Incorporation provides that any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the stockholders, and may not be taken by written consent in lieu of a meeting, except that holders of one or more series of preferred stock, if such series are expressly permitted to do so by the certificate of designation relating to such series, may take any action by written consent if such action permitted to be taken by such holders and the written consent is signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply if and so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of Wheels Up by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal law on foreign ownership of U.S. airlines, the Certificate of Incorporation and Bylaws restrict voting of shares of our capital stock by non-U.S. Citizens. The restrictions imposed by federal law currently require that no more than 25% or our voting stock be voted, directly or indirectly, by persons who are not U.S. Citizens, and that our chief executive officer, president, at least two-thirds of our officers and at least two-thirds of our Board be U.S. Citizens. The Certificate of Incorporation provides that no shares of our capital stock may be voted by or at the direction of non-U.S. Citizens unless such shares are registered on the Foreign Stock Record. If the number of shares on the Foreign Stock Record exceeds 25%, each stockholder with capital stock registered on the Foreign Stock Record will have their voting rights suspended on a pro rata basis such that the voting rights afforded to the capital stock registered on the Foreign Stock Record is equal to 25% of the total voting power of our capital stock. The voting rights will be reinstated once the voting rights of the capital stock registered on the Foreign Stock Record does not exceed 25% of the total voting power of our capital stock, not taking into consideration the pro rata reduction.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the Board will determine the number of directors who will serve on the Board. Under the Certificate of Incorporation, the Board will be divided into three classes designated as Class I, Class II and Class III. Class I directors initially serve for a term expiring at the first annual meeting of stockholders following the Closing. Class II and Class III directors initially serve for a term expiring at the second and third annual meeting of stockholders following the Closing, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There is no limit on the number of terms a director may serve on the Board.

In addition, the Certificate of Incorporation provides that any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the number of directors constituting the Board will shorten the term of any incumbent director.

Removal of Directors

Subject to the issuance of any of Wheels Up preferred stock, the Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of Wheels Up’s voting stock entitled to vote at an election of directors.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with such corporation for a period of three years from the time such person acquired 15% or more of such corporation’s voting stock, unless: (i) the board of directors of such corporation approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (ii) the interested stockholder owns at least 85% of the outstanding voting stock of such corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (iii) the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their certificate of incorporation expressly electing not to be governed by Section 203 of the DGCL. Wheels Up has not opted out of Section 203. Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring Wheels Up to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Quorum

The Bylaws provide that at any meeting of the Board, a majority of the total number of directors then in office constitutes a quorum for all purposes.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of Wheels Up and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including (under current law) breaches resulting from grossly negligent behavior. Under current law, exculpation would not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that Wheels Up must indemnify and advance expenses to its directors and officers to the fullest extent authorized by the DGCL. Wheels Up is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for its directors, officers and certain employees for some liabilities. Wheels Up believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Organizational Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.

These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit Wheels Up and its stockholders. In addition, your investment may be adversely affected to the extent Wheels Up pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving Wheels Up’s directors, officers or employees for which indemnification is sought.

Exclusive Jurisdiction of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Wheels Up’s name, actions against directors, officers and employees for breach of fiduciary duty, any provision of the DGCL, the Certificate of Incorporation, the Bylaws and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of the State of Delaware, the stockholder bringing the suit will be deemed to have consented to (i) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the exclusive jurisdiction provisions of the Certificate of Incorporation and (ii) service of process on such stockholder’s counsel. Notwithstanding the foregoing, the Certificate of Incorporation provides that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. Instead, the Certificate of Incorporation provides that federal district courts will be the sole and exclusive forum for claims under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although Wheels Up believes this provision benefits Wheels Up by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Wheels Up’s directors and officers.

Registration Rights

The Registration Rights Agreement provides that Wheels Up is required to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Class A common stock and other equity securities of Wheels Up that are held by the parties thereto from time to time, subject to the restrictions on transfer therein.

The PIPE Subscription Agreements provide that, solely with respect to subscriptions by third-party investors whom are not party to the Registration Rights Agreement, Wheels Up is required to file with the SEC, a shelf registration statement covering the resale of the shares of Class A common stock issued to any such third-party investor and to use its commercially reasonable efforts to have such registration statement on Form S-1 or Form S-3 (if eligible) declared effective as soon as practicable after the filing thereof but no later than the earlier of (i) the 60th calendar day following the filing date thereof if the SEC notifies Wheels Up that it will “review” such registration statement and (ii) the 10th business day after the date Wheels Up is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.

As described above, we also agreed pursuant to the warrant agreement to file a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants.

Transfer Agent and Warrant Agent

The transfer agent and warrant agent for Class A common stock and warrants, respectively, is Continental Stock Transfer & Trust Company. The transfer agent’s and warrant agent’s address is One State Street, 30th Floor, New York, NY 10004.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted Class A common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and (ii) Wheels Up is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A common stock for at least six months but who are affiliates of ours at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of our Class A common stock then outstanding; or

•	the average weekly reported trading volume of our Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the transferees of the Sponsor will be able to sell their Class A common stock and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the filing of our “Super” Form 8-K with Form 10 type information, which was filed with the SEC on July 19, 2021.

We are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling warrants, shares of our Class A common stock or interests in shares of our Class A common stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their warrants, shares of our Class A common stock or interests in shares of our Class A common stock on any stock exchange, market or trading facility on which the warrants or shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of warrants, shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

In addition, a selling securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of our Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the warrants or shares of our Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer the warrants or shares of our Class A common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our warrants, shares of our Class A common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the warrants or shares of our Class A common stock in the course of hedging the positions they assume. The selling securityholders may also sell warrants or shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the warrants or Class A common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of warrants or shares offered by this prospectus, which warrants or shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the warrants or Class A common stock offered by them will be the purchase price of the warrants or Class A common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of warrants or Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the warrants or shares of our Class A common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the warrants or Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the warrants or Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of warrants or shares in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the warrants or shares offered by this prospectus.

We have agreed with the selling securityholders to keep the registration statement of which this prospectus constitutes a part effective until such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or such securities have been withdrawn.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about our Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022 (File No. 001-39541);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 13, 2022 (File No. 001-39541);

•	our Current Reports on Form 8-K and 8-K/A, as applicable, filed with the SEC on February 28, 2022, March 2, 2022, May 12, 2022, June 6, 2022, June 23, 2022, and July 15, 2022 (in each case, excluding those portions furnished pursuant to Item 2.02 and Item 7.01, if applicable) (File No. 001-39541); and

•	the description of our securities contained in our Form 8-A12B (File No. 001-39541) filed with the SEC on September 21, 2020 as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 10, 2022, including any other amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” and not filed with the SEC), including all filings filed after the date hereof and prior to the completion of an offering of securities under this prospectus.

We have filed with the SEC this registration statement under the Securities Act of 1933, as amended, covering the shares of class A common stock and private placement warrants to be offered and sold by this prospectus and any applicable prospectus supplement. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits to the registration statement. The registration statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or any other document incorporated herein by reference, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Our filings with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, are available free of charge on our website at www.wheelsup.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus or the registration statement of which this prospectus is a part. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Wheels Up Experience Inc.

601 West 26th Street

New York, NY 10001

Attn: Investor Relations

Telephone: (212) 257-5252

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities you should refer to the registration statement and our exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public at no cost on, or accessible through, our website under the heading “Investor Relations” at www.wheelsup.com. The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference into and are not part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by Arnold & Porter Kaye Scholer LLP, New York, New York.

EXPERTS

The audited consolidated financial statements of Wheels Up Experience Inc. incorporated by reference in this prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, in connection with the sale of our securities being registered, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

	Amount Paid or to be Paid
SEC registration fee		$172,738.43
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printer and miscellaneous fees and expenses		$100,000.00
Total	$	*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant entered, and expects to continue to enter into, indemnification agreements with its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the registrant of certain expenses and costs, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the registrant or any of its subsidiaries or was serving at the registrant’s request in an official capacity for another entity, to the fullest extent permitted by the laws of the state of Delaware. The registrant believes that these provisions and agreements are necessary to attract qualified directors and executive officers.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

Two of the registrant’s directors, Mr. James and Mr. Snell, are also indemnified by their employer with regard to their services on the registrant’s Board of Directors.

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of February 1, 2021 by and among the Registrant, Wheels Up Partners Holdings LLC, KittyHawk Merger Sub LLC, Wheels Up Blocker Sub LLC, the Blocker Merger Subs (as defined in therein) and the Blockers (as defined therein) (Incorporated by reference to Exhibit 2.1 to Aspirational Consumer Lifestyle Corp’s Current Report on Form 8-K/A filed with the SEC on February 2, 2021).
2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of May 6, 2021 (incorporated by reference to Exhibit 2.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K, filed with the SEC on May 6, 2021).
3.1	Certificate of Incorporation of Wheels Up Experience Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
3.2	By-Laws of Wheels Up Experience Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
4.1	Specimen Class A Common Stock Certificate of Wheels Up Experience Inc. (incorporated by reference to Exhibit 4.5 to Aspirational Consumer Lifestyle Corp.’s Registration Statement on Form S-4/A (Registration No. 333-254304), filed with the SEC on May 6, 2021).
4.2	Warrant Agreement, dated as of September 25, 2020, between Aspirational Consumer Lifestyle Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Aspirational Consumer Lifestyle Corp.’s Current Report on Form 8-K, filed with the SEC on September 25, 2020).
5.1*	Opinion of Arnold & Porter Kaye Scholer LLP.
16.1	Letter from Marcum LLP to the U.S. Securities and Exchange Commission dated July 19, 2021 (incorporated by reference to Exhibit 16.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 19, 2021).
23.1**	Consent of Grant Thornton LLP.
23.2*	Consent of Arnold & Porter Kaye Scholer LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of the initial filing of this Registration Statement).

+	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

*	Previously filed.

**	Filed herewith.

(a)	Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 2 to Form S-1 on Form S-3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on July 19, 2022.

WHEELS UP EXPERIENCE INC.

By:	/s/ Kenneth Dichter
	Name:	Kenneth Dichter
	Title:	Chief Executive Officer, Chairman of the Board

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No 2. to Form S-1 on Form S-3 to the registration statement has been signed by the following persons in the capacities and on the dated indicated.

/s/ Kenneth Dichter	Chief Executive Officer, Chairman of the Board (Principal Executive Officer)	July 19, 2022
Kenneth Dichter

/s/ Todd Smith	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2022
Todd Smith

*	Director	July 19, 2022
David Adelman

*	Director	July 19, 2022
Timothy Armstrong

*	Director	July 19, 2022
Chih Cheung

*	Director	July 19, 2022
Marc Farrell

	Director	July 19, 2022
Dwight James

*	Director	July 19, 2022
Michael Mullen

*	Director	July 19, 2022
Brian Radecki

*	Director	July 19, 2022
Susan Schulman

*	Director	July 19, 2022
Erik Snell

*	Director	July 19, 2022
Ravi Thakran

By:	/s/ Kenneth Dichter
Kenneth Dichter
Attorney-in-Fact